EXHIBIT 10.45

                               InfoNow Corporation

               UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING OF THE
                               BOARD OF DIRECTORS
                                February 26, 2002


The undersigned, being all the members of the Board of Directors of InfoNow Corporation, a Delaware corporation (the "Company"), hereby adopt the following resolutions by written consent in lieu of holding, and waive notice to, a special meeting of the Board of Directors of the Corporation pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

WHEREAS

     The Company wishes to continue the services of Michael W. Johnson as Chief Executive Officer and Chairman of the Board of Directors ("Employee"). This document is an addendum ("Addendum") to the April 15, 2000 Employment Agreement.

NOW THEREFORE, BE IT RESOLVED

     That the Secretary of the Company is hereby authorized to act on behalf of the Company to initiate the following:

     1.   Base annual salary increased to $200,000 effective August 1, 2001.

     2. The terms of the April 15, 2000 Employment Agreement, except as amended by this document, are extended to December 31, 2003.

     3. In the event that the Company, or its successor, terminates you without cause, as defined in the April 15, 2000 Employment Agreement, you will receive fifteen months of severance pay at your full current rate of salary. This may, at your discretion, be paid over a period of fifteen months or in one lump sum. You will have the option to remain active on payroll and maintain the level of benefits currently accorded to you for fifteen months. The Company shall be deemed to terminate this Agreement upon the occurrence any of the following events: (i) Employee is assigned any responsibility or duty materially inconsistent with his position, duties and responsibilities as Chairman and Chief Executive Officer of the Company if such event shall continue for a period of 10 days following written notice from Employee to the Company, (ii) a reduction in Employee's annual salary or bonus amounts (but not a change in the goals), (iii) Employee is required to relocate his place of work or residence to any city or community outside of the Denver, Colorado metro area, or (iv) the Company's material breach of any obligation created by the April 15, 2000 Agreement and this Addendum if such breach shall continue for a period of 10 days following written notice from Employee to the Company.

     4. The Company will pay for an additional $500,000 term life policy payable to your estate in the event of your death during the term of this agreement, for a total term life policy benefit of $1,000,000.

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     5.   The Company grants to Employee a non-incentive stock option to purchase 200,000 shares of the Company's common stock. The exercise price of the options shall be equal to the fair market value of the Company's common stock on the date of the Stock Option Agreement as determined by the Company's board of directors, provided that the fair market value shall be equal to the mean of the bid and ask price on the close of business of the date of this Agreement. The options shall vest and become exercisable with respect to 1/23 of the shares subject thereto at the end of each month of the term of this Agreement (so that all of the options shall be vested by December 31, 2003). The non-incentive stock options shall be subject to the terms and conditions set forth in the Stock Option Agreement and the underlying stock option plan.

     6. Employee shall participate in the Company's executive compensation program, pursuant to which Employee shall be eligible to earn a bonus of up to 50% of his base annual salary based on overall company performance and your specific goals to be defined between yourself and the Company's Compensation Committee based on an annual or other agreed-upon basis.


IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of InfoNow Corporation hereby consent to, approve and adopt the foregoing resolutions.

______________________________      Michael W. Johnson, Chairman and CEO

______________________________      Allen R. Spies, Director

______________________________      Duane Wentworth, Director

______________________________      Michael Basch, Director